Exhibit 7.07



                              WAIVER AND AGREEMENT

     Reference is hereby made to that certain (i) Consent Agreement ("Consent Agreement") executed June 7, 1996, but dated and effective April 10, 1996, by and among Better Communications, Inc. ("General Partner"), Barry Baker ("Baker"), Larry D. Marcus ("Marcus"), Marcus Investments, L.P., Boston Ventures Limited Partnership IV ("BVIV"), Boston Ventures Limited Partnership IVA ("BVIVA") (BVIV and BVIVA referred to collectively as "BV"), BancBonston Capital, Inc. ("BBC"), BancBoston Investments, Inc. ("BBI") (BBC and BBI referred to collectively as "BancBoston") and Pyramid Ventures, Inc. ("Pyramid") and (ii) Letter Agreement dated as of December 20, 1996 ("Letter Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Consent Agreement. The parties hereto desire to set forth their agreement regarding the dispositions of the stock in Sinclair Broadcast Group, Inc. ("SBGI") whether Exchangeable, Preferred, Convertible Preferred Stock or Common Stock (such as hereinafter referred to as the "Stock").

                  The parties hereto agree as follows:

     1. The restrictions on dispositions of Stock set forth in the Consent Agreement and Letter Agreement are hereby irrevocably waived by the General Partner and Boston Ventures effective upon consummation of the proposed offering of common stock of SBGI as described in that certain Prospectus Supplement dated March 17, 1998 (it being understood that consummation of such offering shall be deemed to have occurred if any Stock held by the parties hereto is sold in such Offering), and the General Partner and Boston Ventures hereby agree that each of the parties hereto will from and after such time be free to dispose of the Stock without regard to such restrictions. It is understood and agreed that this waiver applies to the corresponding provisions of the Consent Agreement dated as of April 10, 1996, as amended on May 28, 1996, limiting dispositions of stock that was included in the Consent Agreement (and superseded such provisions). The parties hereto agree that in contemplation of, and to facilitate, the sale of stock in SBGI pursuant to the aforesaid offering by BV, prior to consummation of such offering, but contingent upon consummation of such offering, BVIV and BVIVA may effect a distribution of stock in Sinclair to their respective partners.

     2. The provisions of Paragraph 4 of Exhibit A to the Consent Agreement relating to registration of the Stock shall continue to apply so long as the parties hereto (including, for this purpose, the partners of Boston Ventures and the shareholders of the General Partner) continue to hold at least 1,000,000 shares of Common Stock of SBGI (for this purpose calculating such amount by taking into account the conversion of Convertible Preferred Stock).

     3. Subject to the terms and conditions of this Agreement, from time to time after the date hereof, each party hereto will use commercially reasonable efforts to take, or cause to be taken, all such actions and to do or cause to be done, all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the matters contemplated hereby, including executing and delivering such documents as the other party being advised by counsel shall reasonably request in connection with this Agreement.

     4. All notices, demands and other communications which may or are required to be given hereunder or with respect hereto shall be in writing, shall be delivered personally or sent by nationally recognized overnight delivery service, charges prepaid, or by registered or certified mail, return-receipt requested, or by facsimile transmission, and shall be deemed to have been given or made when personally delivered, the next business day after delivery to such overnight delivery service, when dispatched by facsimile transmission, five (5) days after deposited in the mail, first class postage prepaid as set forth on Exhibit A hereto.

     5. The captions of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     6. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF DELAWARE WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICT OF LAWS.

     7. This Agreement may be executed in two (2) or more counterparts, and all counterparts so executed shall constitute one (1) agreement binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the same counterpart.

                  IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year written above.

                                       By:  Better Communications, Inc.


                                            By:  /s/ Barry Baker
                                               -------------------
                                             Name: Barry Baker
                                               Title: CEO


                                        /s/ Barry Baker
                                        -------------------------
                                            Barry Baker


                                        /s/ Larry D. Marcus
                                        -------------------------
                                            Larry D. Marcus


                                        MARCUS INVESTMENTS, L.P.


                                           By: /s/ Larry D. Marcus
                                              ---------------------
                                                   Larry D. Marcus,
                                                   General Partner


                                        BOSTON VENTURES LIMITED
                                          PARTNERSHIP IV

                                        By:  Boston Ventures Company
                                             Limited Partnership IV,
                                             General Partner

                                             By:  /s/ Roy F. Coppedge III
                                                 ------------------------
                                                Name: Roy F. Coppedge III
                                                Title: General Partner

                                        BOSTON VENTURES LIMITED
                                          PARTNERSHIP IV-A

                                        By:  Boston Ventures Company
                                             Limited Partnership IV,
                                             General Partner

                                             By:  /s/ Roy F. Coppedge III
                                                 ------------------------
                                                Name: Roy F. Coppedge III
                                                Title: General Partner


                                        BANCBOSTON CAPITAL, INC.

                                             By:  /s/ Lars Swanson
                                                 ------------------------
                                                Name: Lars Swanson


                                        BANCBOSTON INVESTMENT, INC.

                                             By:  /s/ Lars Swanson
                                                 ------------------------
                                                Name: Lars Swanson


                                        PYRAMID VENTURES, INC.

                                             By:  /s/ Joseph T. Wood
                                                 ------------------------
                                                Name: Joseph T. Wood

                                    EXHIBIT A

                                     Notices

Better Communications, Inc.
c/o Mr. Barry Baker
Sinclair Broadcast Group, Inc.
2000 W. 41st Street
Baltimore, MD  21211

Mr. Barry Baker
Sinclair Broadcast Group, Inc.
2000 W. 41st Street
Baltimore, MD  21211

Mr. Larry D. Marcus
Marcus Investments
34 West Brentmoor Park
Clayton, MO 63105

Marcus Investments, L.P.
34 West Brentmoor Park
Clayton, MO 63105

Boston Ventures Limited Partnership IV
c/o Ms. Barbara M. Ginader
c/o Ms. Elizabeth Flynn
One Federal Street
23rd Floor
Boston, MA 02110

Boston Ventures Limited Partnership IVA
c/o Ms. Barbara M. Ginader
c/o Ms. Elizabeth Flynn
One Federal Street
23rd Floor
Boston, MA 02110

BancBoston Capital, Inc.
c/o Mr. Lars Swanson
175 Federal Street
10th Floor
Boston, MA 02110

BancBoston Investments, Inc.
c/o Mr. Lars Swanson
175 Federal Street
10th Floor
Boston, MA 02110

Pyramid Ventures, Inc.
c/o Mr. Ethan Falco
c/o Mr. Joe Wood
Bankers Trust
130 Liberty Street
25th Floor
New York, NY 10006